Tel: 206.274.4598 Fax: 206.493.2777 e-mail: info@deanlawcorp.com

August 30, 2016

Via EDGAR

Securities and Exchange Commission
100 F Street, N.E.
Washington, D. C. 20549

Ladies and Gentlemen:

Re: Genesys Industries, Inc.

We have acted as counsel for Genesys Industries, Inc. (the "Company") in connection with the filing of the filing of the Registration Statement on Form S-1 with the Securities and Exchange Commission. Please be advised that, we have reached the following conclusions regarding the offering:

1.           The Company is a duly and legally organized and existing Florida State Corporation, with its registered office located in Miami, Florida and its principal place of business located in Palmetto, Florida.  The Articles of Incorporation and corporate registration fees were submitted to the Florida Secretary of State's office and filed with the office on December 9, 2014.  The Company's existence and form is valid and legal pursuant to Florida law.

2.           The Company is a fully and duly incorporated Florida corporate entity.  The Company has one class of Common Stock and one class of Preferred Stock at this time.  Neither the Articles of Incorporation, Bylaws, nor amendments thereto, nor subsequent resolutions change the non-assessable characteristics of the Company's shares of stock.  The Common Stock and Preferred Stock previously issued by the Company is in legal form and in compliance with the laws of the State of Florida, its Constitution and reported judicial decisions interpreting those laws and when such stock was issued it was duly authorized, fully paid for and non-assessable.

3.           To our knowledge, the Company is not a party to any legal proceedings nor are there any judgments against the Company, nor are there any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as set forth in the registration statement.  We know of no disputes involving the Company and the Company has no claim, actions or inquires from any federal, state or other government agency, other than as set forth in the registration statement.  We know of no claims against the Company or any reputed claims against it at this time, other than as set forth in the registration statement.

4.           The Company's currently outstanding shares are common shares and preferred shares.  There are no liquidation preference rights held by any of the Shareholders upon voluntary or involuntary liquidation of the Company.

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5.           The directors and officers of the Company are indemnified against all costs, expenses, judgments and liabilities, including attorney's fees, reasonably incurred by or imposed upon them or any of them in connection with or resulting from any action, suit or proceedings, civil or general, in which the officer or director is or may be made a party by reason of his being or having been such a director or officer.  This indemnification is not exclusive of other rights to which such director or officer may be entitled as a matter of law.

6.           The Company's Articles of Incorporation presently provide the authority to the Company to issue 100,000,000 shares of Class A Common Stock, with a par value of $0.001 per share and 25,000,000 shares of Class B Preferred Stock, with a par value of $0.001 per share.

7. By directors’ resolution, the Company has authorized the issuance of up to 3,000,000 shares of common stock to be sold by the Company in a direct public offering.

8. Under the applicable law of the State of Florida (including statutory, regulatory and case law), the 3,000,000 shares of common stock of the Company being registered pursuant to the Registration Statement to be sold by the Company were duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable and, when sold as contemplated in the Registration Statement, will continue to be validly issued, fully paid and nonassessable.

We consent to filing this opinion as an exhibit to the Company’s Form S-1 registration statement and also consent to the reference to our name in the prospectus which forms a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Yours very truly,

/s/ Dean Law Corp.

Dean Law Corp.

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